UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

CARDCONNECT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36846	46-5380892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Continental Drive, Suite 300, King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 581-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 29, 2016 (the “Closing Date”), the registrant consummated the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 7, 2016, as amended June 24, 2016, by and among the registrant, FinTech Merger Sub, Inc., a wholly-owned subsidiary of the registrant (“Merger Sub”), and FTS Holding Corporation (“CardConnect”). The Merger Agreement provided for the acquisition of CardConnect by the registrant pursuant to the Merger of CardConnect with and into Merger Sub (the “Merger”).

In connection with the closing of the Merger (the “Closing”), the registrant changed its name from FinTech Acquisition Corp. to CardConnect Corp. and Merger Sub changed its name to FTS Holding Corporation. Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined company and its subsidiaries, “FinTech” refers to the registrant prior to the closing of the Merger and “CardConnect” refers to FTS Holding Corporation prior to the Merger.

Item 1.01.  Entry into Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, FinTech entered into a registration rights agreement (the “Registration Rights Agreement”) with the CardConnect stockholders other than the executive officers of the Company, which provides registration rights with respect to the shares of the Company’s common stock that were issued to such CardConnect stockholders as partial consideration under the Merger Agreement and other shares acquired prior to the Follow On Offering (as defined below). The registration rights granted to CardConnect stockholders provide for a secondary underwritten follow-on offering (the “Follow On Offering”), a shelf registration and include demand rights and piggyback rights, subject to customary underwriter cutbacks and issuer blackout periods. FinTech agreed to pay customary fees and expenses relating to registrations under the Registration Rights Agreement.

Letter Agreement

On the Closing Date, FinTech entered into a letter agreement (the “Letter Agreement”) with the CardConnect stockholders and each of FinTech Investor Holdings, LLC (the “Sponsor”), Daniel G. Cohen, Cohen Sponsor Interests, LLC, Betsy Z. Cohen, DGC Family FinTech Trust, Frank Mastrangelo, James J. McEntee, III, Shami Patel and Alan Joseph Ferraro (together, the “Initial Stockholders”), and certain other stockholders of FinTech signatory thereto pursuant to which (i) the parties thereto agreed not to sell, transfer or otherwise dispose of any of their shares of the common stock of the Company for a period of 180 days following the consummation of the Merger, subject to certain exceptions, and (ii) the Initial Stockholders agreed to waive their registration rights under their existing registration rights agreement with FinTech dated February 12, 2015.

Shareholders Agreement

On the Closing Date, FinTech entered into a stockholders agreement with FTVENTURES III, L.P., FTVENTURES III-N, L.P. and FTVENTURES III-T, L.P., Brian Shanahan, the executive officers of the Company, and certain of the Initial Stockholders (the “Shareholders Agreement”), pursuant to which such stockholders have certain director nominee designation rights and have agreed to vote for the director nominees designated under the Shareholders Agreement. The stockholders party thereto will cease to have any continuing director designation rights under the Shareholders Agreement if their respective ownership of the common stock of the Company is at any time less than 5% of total outstanding common stock.

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Employment Agreements

On the Closing Date, the Company entered into amended and restated employment agreements with each of Jeffrey Shanahan, the Company’s President and Chief Executive Officer, Charles Bernicker, the Company’s Chief Financial Officer, and Patrick Shanahan, the Company’s Chief Operating Officer. The material provisions of the amended and restated employment agreements with each of Jeffrey Shanahan, Charles Bernicker and Patrick Shanahan are set forth in the section entitled “Management Following the Merger—Officer and Director Compensation Following the Merger—Amended and Restated Employment Agreements” beginning on page 179 of the Company’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2016 (the “Prospectus”), which is incorporated by reference herein; provided, however that the base salary payable to each of Mr. Bernicker and Mr. Patrick Shanahan is $350,000 per year.

Credit Agreements

In connection with the Merger, on the Closing Date, the Company, through Merger Sub, entered into a credit agreement with BMO Harris Bank N.A. (“BMO”), acting as administrative agent for a group of lenders, for a first lien credit facility, and entered into a second lien credit agreement with Babson Capital Finance LLC, also acting as administrative agent for a group of lenders, for a second lien term loan facility. Each facility is guaranteed by the Company and its two indirect wholly-owned subsidiaries, CardConnect, LLC and Princeton Payment Solutions, LLC and secured by a pledge of all of the assets of the Company and its subsidiaries.

First Lien Credit Facility

The first lien facility consists of the following:

●	a $30 million senior secured first lien revolving credit facility, with a $10 million sublimit for issuance of standby letters of credit and a $5 million sublimit for swing line loans; and

●	a $100 million senior secured first lien term credit facility.

The first lien facility permits the Company to increase the first lien facilities by up to $35 million (less amounts obtained from the related expansion feature under the second lien facility), subject to customary restrictions and conditions, including compliance with specified leverage ratios (as described below).

The first lien facility matures five years from the Merger closing date and bears interest at rates based either on the three-month London Interbank Offered Rate, or LIBOR, plus a margin of between 2.00% and 3.50%, or, at the Company’s option, BMO’s base rate plus a margin of between 1.00% and 2.50%, with the margin in each case depending upon consolidated total net leverage ratios (described below). The term loan portion of the first lien facility will amortize $1.25 million per quarter beginning with the quarter ending December 31, 2016 through the quarter ending September 30, 2018; thereafter $1.875 million per quarter through the quarter ending September 30, 2020; and finally $2.5 million per quarter through the quarter ending June 30, 2021.

The Company may prepay the first lien credit facilities, without premium. The first lien credit facilities require mandatory prepayments, without premium, in the following amounts:

●	100% of the net cash proceeds of (i) sales of assets not in the ordinary course of business, (ii) sales of debt securities, and (iii) casualty or condemnation events (subject to specified thresholds and exceptions, including permitted reinvestment periods); and

●	75% of “Excess Cash Flow,” as defined in Exhibit E to the first lien credit agreement which is included as an exhibit to this report, with a reduction to 50% if the total net leverage ratio for the fiscal year is 3.00 to 1.00, and a reduction to 25% if such ratio is 2.50 to 1.00.

The first lien credit agreement contains covenants that are usual and customary for loans of this type, including affirmative and operational covenants and restrictive covenants regarding, among other matters, incurrence of debt, incurrence of liens, investments (including an aggregate cumulative limit of $100 million plus the “available amount” (generally, the proceeds of equity raised plus the balance available above the “Excess Cash Flow” used for prepayments, less amounts used as otherwise permitted by the first lien facility, including other acquisitions, dividends and debt repayments) on acquisitions in excess of $10 million during the term of the first lien facilities), mergers, dispositions and specified uses of cash (including payment of dividends and distributions). The definitive credit agreement also contains covenants requiring the Company to maintain:

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●	a minimum fixed charge coverage ratio of 1.25 to 1.00;

●	a maximum first lien leverage ratio of 3.50 to 1.00, reducing periodically until the ratio becomes 2.50 to 1.00 for quarters following June 30, 2018; and

●	a maximum total net leverage ratio of 4.75 to 1.00, reducing periodically until the ratio becomes 3.50 to 1.00 for quarters after June 30, 2019.

In general, the “fixed charge coverage ratio” is defined as the ratio of EBITDA (less unfinanced capital expenditures, cash taxes and restricted payments, as defined) to the sum of scheduled debt principal payments over the most recently ended four quarters; the “first lien leverage ratio” is defined as the ratio of senior secured debt (net of unrestricted cash not to exceed $5.0 million) to EBITDA for the four fiscal quarter period most recently ended; and the “total leverage ratio” is defined as the ratio of consolidated indebtedness (net of unrestricted cash not to exceed $5.0 million) to EBITDA for the four fiscal quarter period most recently ended, with EBITDA to be determined on a pro forma basis.

Second Lien Credit Facility

The second lien facility consists of a $40 million senior secured second lien term loan which has a $35 million expansion feature similar to, and coordinated with, the expansion feature of the first lien financing such that the maximum aggregate expansion for both such financings cannot exceed $35 million. The second lien facility matures six years from the Merger closing date and bears interest at LIBOR plus 9.50% (with a LIBOR floor of 1.00%) or, at our option, the Base Rate (generally, the Wall Street Journal “prime rate”) plus 8.50% (with a base rate floor of 2.00%). The second lien facility does not amortize and may not be prepaid prior to the payment in full of the first lien facilities, notwithstanding the foregoing, the Company is permitted to make payments under the second lien facility out of the “available amount” (as defined under the first lien facility). If voluntary prepayments (in addition to those allowed to be made from the available amount) become permitted (following payment of the first lien facilities in full), there will be a prepayment fee of 2% of the outstanding principal amount during the first loan year, 1% of the outstanding principal amount in the second loan year and no prepayment fee thereafter. Mandatory prepayments are the same as under the first lien facilities but are conditioned on the prior repayment in full of the first lien facilities. The representations and covenants in the second lien facility are the same as those for the first lien facility, modified to reflect the second lien status of the second lien facility, except that the minimum fixed charge coverage ratio is 1.00 to 1.00, the maximum total leverage ratio is 5.50 to 1.50, reducing periodically until it becomes 4.25 to 1.00 for quarters subsequent to June 30, 2019, and there is no first lien leverage ratio requirement.

Series A Preferred Stock Offering

On the Closing Date, in connection with the partial financing of the Merger, FinTech issued (a) 1,500,000 shares of FinTech’s newly created Series A Preferred Stock (the “Preferred Stock”) and (b) 480,544 shares of common stock (the “Common Stock” and, together with the Preferred Stock, the “Shares”) to Falcon Strategic Partners V, LP (“Series A Purchaser”) in a private placement pursuant to the previously disclosed Securities Purchase Agreement (the “Purchase Agreement”) with the Series A Purchaser dated June 23, 2016. FinTech sold the Shares to the Series A Purchaser in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated by the SEC.

The aggregate purchase price for the Shares was $37.5 million, of which FinTech used $30.0 million to pay a portion of the cash consideration for the Merger, repay CardConnect’s existing debt in connection with the Merger, pay transaction expenses relating to the Merger and for general corporate purposes, and the remaining $7.5 million was placed by FinTech in a separate account for use in funding the first two years of cash dividends on the Preferred Stock.

The Preferred Stock has an aggregate liquidation preference of $37.5 million plus all unpaid dividends. During the first two years following issuance, dividends accrue at 11.43% per annum, compounding quarterly, of which 10.0% will be payable in cash and 1.43% will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control (as defined below). Thereafter, dividends accrue at 13.40% per annum, compounding quarterly, all of which will accrue and be payable in connection with a redemption of the Preferred Stock or a Change of Control.

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The Preferred Stock is redeemable, at the Series A Purchaser’s option, beginning seven years following the date of issuance (the “Mandatory Redemption Date”) at a price equal to the then aggregate liquidation preference of the outstanding Preferred Stock. The Company has the right (the “Optional Redemption Right”) to redeem the Preferred Stock beginning three and a half years following the date of issuance. The redemption price (the “Redemption Price”) will be 102% of the liquidation preference if the redemption occurs during the first redemption year, 101% of the liquidation preference if the redemption occurs during the second redemption year, and 100% of the liquidation value thereafter.

If on the Mandatory Redemption Date any shares of Preferred Stock remain outstanding, the dividend rate on the outstanding shares of Preferred Stock will increase by 1.0% per annum, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period thereafter. In addition, if at any time, (1) the ratio of the Company’s indebtedness (including for this purpose, the liquidation preference of the Preferred Stock) to its 12 month trailing EBITDA, on a pro forma basis, exceeds 7.7x, or (2) there is a payment or financial covenant default under the Company’s first lien credit facility (each, a “Trigger Event”), the dividend rate on the outstanding shares of Preferred Stock will increase upon the occurrence of the Trigger Event by the greater of (A) any increase in the interest rate of the Company’s second lien term loan credit facility or (B) 1.0%, with the rate per annum being increased an additional 1.0% on the first day of each successive 180 day period. Any such additional rate increase described in the prior sentence shall remain in effect until the default or Trigger Event has been cured, resolved or waived by the applicable party.

In addition, upon certain “Changes of Control” (as defined in the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”)), if the holders of at least 66 2/3% of the outstanding shares of Preferred Stock request redemption of the Preferred Stock, the Company must repurchase all outstanding Preferred Stock at a price equal to the then-applicable Redemption Price, or, if the Change of Control occurs during the period when the Company is not permitted to exercise its Optional Redemption Right, at a price equal to the liquidation preference of the Preferred Stock plus a “make whole” premium. The “make whole” premium is equal to the total value of the Preferred Stock dividends that would otherwise have been payable during the period prior to the commencement of the Company’s Optional Redemption Right, discounted at the rate applicable to U.S. Treasury bills or notes of similar duration plus 50 basis points, plus 2.0%.

The Preferred Stock is non-voting; however, the following actions will require the consent of 66 2/3% of the outstanding shares of Preferred Stock:

●	Changes to the Company’s charter or bylaws that adversely affect the powers, preferences, or rights of the Preferred Stock.

●	Issuances of additional shares of Preferred Stock or equity securities of the Company senior to, or pari passu with, the Preferred Stock, or issuances of capital stock by any subsidiary of the Company other than issuances to the Company or a wholly-owned subsidiary of the Company.

●	Reclassifications, alterations or amendments to any existing security of the Company that is junior to the Preferred Stock in a way that would make such security senior to, or pari passu with, the Preferred Stock.

●	Purchases or redemptions of, or distributions on, any capital stock of the Company other than the Preferred Stock, and other than certain specified redemptions of the Company’s common stock.

●	Issuances of any debt security or the incurrence of indebtedness for borrowed money and capital leases, other than certain permitted indebtedness, that (a) would result in the ratio of the Company’s indebtedness to its trailing 12 month adjusted EBITDA, on a pro forma basis, exceeding 6.0x for the first 12 months following the issuance of the Preferred Stock, and exceeding 5.5x thereafter, or (b) includes terms that could prohibit the Company from paying the cash dividends payable on the Preferred Stock.

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●	Affiliate transactions resulting in payments of more than $150,000 per year, subject to certain specified exceptions.

●	Changes in the Company’s tax status.

●	Consummation of a Change of Control pursuant to which the consideration payable to the Company’s stockholders would be allocated in a manner other than as set forth in the Certificate of Designation.

If any shares of Preferred Stock are outstanding following the Mandatory Redemption Date, or if at any time the ratio of the Company’s total indebtedness (including for these purposes the liquidation preference of the outstanding shares of Preferred Stock less any accumulated dividends on the Preferred Stock) to its trailing 12 month adjusted EBITDA, on a pro forma basis, exceeds 7.7x, then the following actions will also require the consent of 66 2/3% of the outstanding shares of Preferred Stock:

●	A sale, in one or more transactions, of in excess of 27.5% of the Company’s consolidated net assets, except pursuant to a directed sale of assets in connection with a foreclosure by the lenders under the Company’s first lien credit facility.

●	The liquidation, dissolutions or winding up of the Company’s business and affairs, a voluntary filing for bankruptcy, reorganization, insolvency or other relief from creditors, or an assignment for the benefit of creditors other than as contemplated by the definitive agreements for the Company’s first lien credit facility.

●	The issuance of equity securities below fair market value other than in an underwritten public offering or in a private placement in which at least a majority of the securities are purchased by persons or entities that are not affiliates of the Company.

The foregoing description of the agreements entered into in connection with the Merger and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each such agreement, copies of which are attached (or incorporated by reference) as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.14, 10.15 and 10.16 to this Current Report, and the full text of the Certificate of Designation, a copy of which is attached as Exhibit 4.1 to this Current Report, and each of which are incorporated herein by this reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference. The material provisions of the Merger Agreement are described in the Prospectus in the section entitled “Proposal No. 1—The Merger Proposal—The Merger Agreement” beginning on page 62, which is incorporated by reference herein.

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The Merger was approved by FinTech’s stockholders at the Special Meeting of FinTech Stockholders held on July 28, 2016 (the “Special Meeting”). At the Special Meeting, 10,965,515 shares of FinTech common stock were voted in favor of the proposal to approve the Merger and 882,441 shares of FinTech common stock voted against that proposal.

In connection with the Closing, FinTech redeemed a total of 1,119,051 shares of its common stock at a redemption price of $10.01 per share pursuant to the terms of the Company’s amended and restated certificate of incorporation, resulting in a total payment to redeeming stockholders of approximately $11,201,701.

The aggregate consideration paid in the Merger consisted of (i) 15,162,470 shares of FinTech common stock and options to purchase 3,463,950 shares of FinTech Common Stock, which were issued upon conversion of options to purchase shares of CardConnect common stock outstanding immediately prior to the Merger (together, the “Stock Merger Consideration”) and (ii) $179.1 million in cash (which includes $2.1 million in “Excess Cash” (as defined in the Merger Agreement)) (the “Cash Merger Consideration”).

Immediately following the Merger, there were 1,500,000 shares of Series A Preferred Stock outstanding, 28,751,331 shares of the Company’s common stock outstanding, warrants to purchase 10,300,000 shares of the Company’s common stock and options to purchase 6,854,429 shares of the Company’s common stock. As of the Closing Date, the former stockholders of CardConnect owned approximately 54.6% of the Company’s outstanding common stock, the former stockholders of FinTech owned approximately 43.6% of the Company’s outstanding common stock (13.3% held by the Initial Stockholders) and the Series A Purchaser owned approximately 1.7% of the Company’s outstanding common stock.

Prior to the Closing, FinTech was a shell company with no operations, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in its wholly owned subsidiary, FTS Holding Corporation. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. The following information is provided about the business of the Company reflecting the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained or incorporated by reference in this Current Report on Form 8-K reflect the Company’s current views with respect to future events and financial performance, business strategies, expectations for our business, operating of the Company’s business following completion of the Merger and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s or management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included or incorporated by reference in this Current Report on Form 8-K may include, for example, statements about the benefits of the Merger and the future financial performance of the combined company following the Merger.

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The forward-looking statements contained or incorporated by reference in this Current Report on Form 8-K are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There is no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	the outcome of any legal proceedings that may be instituted against the Company in connection with the Merger and related transactions;

●	the ability to maintain the listing of the Company’s common stock on NASDAQ following the Merger;

●	the risk that the proposed Merger disrupts the Company’s operations as a result of the announcement and consummation of the transactions described herein;

●	the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

●	costs related to the Merger;

●	changes in applicable laws or regulations;

●	the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; and

●	other risks and uncertainties, including those incorporated by reference under the heading “Risk Factors.”

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of Fintech prior to the Merger is described in the Prospectus in the section entitled “Information About FinTech” beginning on page 120, which is incorporated by reference herein. The business of CardConnect prior to the Merger is described in the Prospectus in the section entitled “Information About CardConnect” beginning on page 132, which is incorporated by reference herein.

Risk Factors

The risk factors related to the Company’s business and operations, indebtedness and risks relating to FinTech and the Merger are described in the Prospectus in the section entitled “Risk Factors” beginning on page 26, which is incorporated by reference herein.

Selected Historical Financial Information

Selected historical financial information for CardConnect (1) as of December 31, 2015 and 2014, (2) for the periods ended December 31, 2015, 2014 and 2013, (3) as of and for the three month periods ended March 31, 2016 and 2015 are set forth in the Prospectus in the section entitled “Selected Historical Financial Information of CardConnect” beginning on page 21, which is incorporated by reference herein. Such selected financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The section of the Prospectus entitled “CardConnect’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 154 is incorporated by reference herein.

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Qualitative and Quantitative Disclosure about Market Risk

The section of the Prospectus entitled “CardConnect’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Disclosure about Market Risk”, beginning on page 172 is incorporated by reference herein.

Pro Forma Financial Information

Unaudited pro forma condensed combined financial information for the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Properties

The section of the Prospectus entitled “Information About CardConnect – Our Facilities” beginning on page 148 is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of common stock of the Company as of the Closing Date of the Merger by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

●	each of the Company’s executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial ownership of common stock of the Company is based on 28,751,331 shares of common stock of the Company issued and outstanding as of the Closing Date of the Merger.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially

	Following the Merger
Name and Address of Beneficial Owners	Number of Shares		Percentage

Directors, Nominees and Executive Officers Post-Merger:(1)
Chuck Bernicker	267,788	(2)	*
Peter Burns	6,597		*
Betsy Cohen	824,713		2.9%
Richard Garman	10,602,403	(3)	36.9%
Jeff Shanahan	1,018,789	(4)	3.5%
Patrick Shanahan	314,456	(5)	1.1%
Ronald Taylor	6,597		*
Christopher Winship	10,602,403	(3)	36.9%
Toos Daruvala	6,597		*
All directors and executive officers as a group (post-Merger) (11 individuals)	13,555,441		44.6%

Five Percent Holders:
FinTech Investor Holdings, LLC	2,078,260	(6)	7.2%
Wellington Management Group LLP	1,644,180	(7)	5.6%
Polar Asset Management Partners Inc.(8)	1,489,488		5.2%
FTV Entities (9)	10,602,403		36.9%
Brian Shanahan(10)	2,414,137		8.3%
Parties to Shareholder Agreement(11)	18,914,354		60.2%

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(1)	Unless otherwise noted, the business address of each of the directors and executive officers is 1000 Continental Drive, Suite 300, King of Prussia, Pennsylvania 19406.

(2)	Represents options to purchase 267,788 shares exercisable within 60 days which were granted as partial consideration in the Merger.

(3)	Includes 9,756,030 shares, 528,983 shares and 317,390 shares held directly by FTVentures III, L.P., FTVentures III-N, L.P. and FTVentures III-T, L.P., respectively (together, the “FTV Entities”). FTVentures Management III, L.L.C. (“FTVentures”) is the general partner of the FTV Entities. Richard N. Garman, Brad E. Bernstein, David A. Haynes, Chris H. Winship, James C. Hale and Robert A. Huret, as the managing members (the “Managing Members”) of FTVentures acting by a majority vote, share voting and dispositive power over the limited liability company interests in the FTV Entities held directly by FTVentures, and therefore share an indirect beneficial interest in our common stock held directly by the FTV Entities. The Managing Members hereby disclaim beneficial ownership of any shares of the Company’s common stock except to the extent of their pecuniary interest therein. The address for the FTV Entities, FTVentures and the Managing Members is c/o FTV Capital, 555 California St, Suite 2850, San Francisco, CA 94104.

(4)	Includes 370,126 shares and options to purchase 648,663 shares exercisable within 60 days which were granted as partial consideration in the Merger.

(5)	Includes 41,353 shares and options to purchase 273,103 shares exercisable within 60 days which were granted as partial consideration in the Merger.

(6)	Includes 200,000 warrants that FinTech Investor Holdings, LLC (the “Sponsor”) is required to distribute to its members within 60 days to the limited liability company agreement of the Sponsor. The Sponsor shares voting and dispositive power over these shares with Daniel Cohen, the managing member of our Sponsor. The business address of the Sponsor is 712 Fifth Ave, 8th Floor, New York, New York 10019.

(7)	Based on information contained in a Schedule 13D filed on April 7, 2016, filed by (i) Wellington Management Group LLP, a Massachusetts limited liability partnership (“WMG”), (ii) Wellington Group Holdings LLP, a Delaware limited liability partnership (“WGH”), (iii) Wellington Investment Advisors Holdings LLP, a Delaware limited liability partnership (“WIAH”) and (iv) Wellington Management Company LLP, a Delaware limited liability partnership (“Wellington Management”), these securities were acquired by investment advisory clients (“Clients”) of Wellington Management, with Wellington Management making the investment decision on behalf of the Clients. The Clients may be considered to be affiliates of each other and of Wellington Management. Each of the Clients used its own assets to acquire the securities, which in some cases may have included funds borrowed in the ordinary course in margin accounts. As an investment adviser, Wellington Management may be deemed to beneficially own the shares that are held by its Clients. WIAH is the direct parent of Wellington Management and, accordingly, may be deemed to beneficially own the shares held by such Clients. WGH is the direct parent of WIAH and, accordingly, may be deemed to beneficially own the shares held by such Clients. WMG is the direct parent of WGH and, accordingly, may be deemed to beneficially own the shares held by such Clients. Each of WMG, WGH, WIAH and Wellington Management share voting and dispositive power over the shares beneficially owned by such entities. The business address of each reporting person is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. Includes warrants to purchase 499,590 shares exercisable within 60 days.

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(8)	Based on information contained in a Schedule 13G/A filed on April 18, 2016 by Polar Asset Management Partners Inc. The business address of the reporting person is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(9)	Includes 9,756,030 shares, 528,983 shares and 317,390 shares held directly by FTVentures III, L.P., FTVentures III-N, L.P. and FTVentures III-T, L.P., respectively. See footnote 3 above for additional information regarding these entities.

(10)	Includes 1,817,540 shares and options to purchase 465,837 shares exercisable within 60 days which were granted as partial consideration in the Merger.

(11)	Includes shares held by each of the parties to the Shareholders Agreement. Includes 200,000 warrants and options to purchase 2,444,786 shares of our common stock that are exercisable within 60 days.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after and in connection with the consummation of the Merger is set forth in the Prospectus in the sections entitled “Management Following the Merger – Information about Directors Expected to be Appointed to the Board Upon Closing of the Merger,” “—Executive Officers and Board of Directors” beginning on page 173, and “—Committees of the Board of Directors” beginning on page 175, which are incorporated by reference herein.

Executive Compensation

The section of the Prospectus entitled “Management Following the Merger—Officer and Director Compensation Following the Merger” beginning on page 177 is incorporated by reference herein. The compensation of the named executive officers of CardConnect before the Merger is set forth in the Prospectus in the section entitled “Information about CardConnect—Executive Compensation” beginning on page 150, which is incorporated herein by reference. The compensation of the named executive officers of FinTech before the Merger is set forth in the Prospectus in the section entitled “Information about FinTech—Executive Compensation” beginning on page 126, which is incorporated herein by reference.

The information set forth in this Current Report on Form 8-K under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated in this Item 2.01 by reference.

At the Special Meeting, FinTech’s stockholders approved the CardConnect Corp. 2016 Omnibus Equity Compensation Plan (the “Plan”). A description of the material terms of the Plan is set forth in the section of the Prospectus entitled “Proposal No. 6—The Incentive Plan Proposal—Summary of Material terms of the 2016 Omnibus Plan” beginning on page 110 and is incorporated herein by reference. This summary is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached as an Exhibit 10.13(a) to this Current Report on Form 8-K.

Director Compensation

We expect that the non-employee and the non-affiliate directors of the combined company will receive an annual retainer of $30,000 paid in cash and $70,000 paid in equity in connection with their services on the board. We expect that each non-employee director serving as a chair of a committee of the board of the combined company will also receive an additional fee of $5,000 paid in cash on an annual basis. Prior to the Merger, for the year ended December 31, 2015, directors of FinTech and CardConnect did not receive compensation for their service on the respective boards.

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The information under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” relating to grants of restricted stock to certain directors is incorporated herein by reference.

Compensation Committee Interlocks

The section of the Prospectus entitled “Management Following the Merger—Committees of the Board of Directors—Compensation Committee Interlocks and Insider Participation” beginning on page 176 is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The sections of the Prospectus entitled “Certain Relationships and Related Transactions” beginning on page 192 and “Management Following the Merger—Director Independence” beginning on page 175 are incorporated herein by reference.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement—Registration Rights Agreement,” “—Letter Agreement,” and “—Shareholder Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The information regarding the private placement of the Company’s common stock to certain CardConnect stockholders and an affiliate of Betsy Cohen, a director of the Company, set forth in Item 3.02 of the Current Report on Form 8-K filed by the Company with the SEC on August 2, 2016 is incorporated herein by reference.

The Company’s policy regarding related party transactions requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) promptly disclose to the Company’s corporate secretary any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which the Company is or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) in which such related person has or will have a direct or indirect material interest and all material facts with respect thereto. Any related party transaction must be approved or ratified by either (1) the Company’s Board of Directors, provided that each director is disinterested, or (2) a designated committee of the Board consisting solely of disinterested directors. In reviewing any such related party transaction, the Board or the appointed committee will consider all material facts and circumstances and will approve or ratify a transaction only if it determines that the transaction is on terms no less favorable in the aggregate than those generally available to an unaffiliated third party under similar circumstances.

Legal Proceedings

The sections of the Prospectus entitled “Information about FinTech—Legal Proceedings” beginning on page 128 and “Information about CardConnect—Legal Proceedings” beginning on page 148 are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the prospectus in the section entitled “Price Range of Securities and Dividends” beginning on page 196, which is incorporated herein by reference. As of August 2, 2015, there were 64 holders of record of the Company’s common stock, one holder of record of the Company’s Preferred Stock and one holder of record of the Company’s warrants.

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Following the Merger, the Company’s common stock and warrants began trading on the Nasdaq Capital Market under the symbols “CCN” and “CCNWW”, respectively, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Merger.

On July 29, 2016, in connection with the Closing, all of the units of the Company separated into their component parts of one share of common stock and one warrant to purchase one share of common stock of the Company, and the units ceased trading on the Nasdaq Capital Market.

Securities Available Under Outstanding Equity Plans

There are 3,416,867 shares authorized for issuance under the Plan. There are grants for 3,416,867 shares of common stock outstanding under the Plan, which include 26,388 shares underlying outstanding restricted stock grants and 3,390,479 shares underlying outstanding option grants, which have a weighted average exercise price of $10.61. There are no shares available for issuance under the Plan.

There are options to purchase 3,463,950 shares outstanding under the CardConnect 2010 Stock Option Plan, which was adopted but the Company in connection with the Merger. The outstanding options under this plan have a weighted average exercise price of $3.83. There are no shares available for issuance under this plan.

Recent Sales of Unregistered Securities

The information regarding the private placement of the Company’s common stock to certain CardConnect stockholders and an affiliate of Betsy Cohen, a director of the Company, set forth in Item 3.02 of the Current Report on Form 8-K filed by the Company with the SEC on August 2, 2016 is incorporated herein by reference.

The information set forth in this Current Report on Form 8-K under “Item 1.01. Entry into a Material Definitive Agreement—Series A Preferred Stock Offering” is incorporated into this Item 2.01 by reference.

The information set forth under in “Part II—Other Information—Item 2. Unregistered Sales of Equity Securities and Use of Proceeds” of FinTech’s Form 10-Q for the quarter ended April 30, 2015 is incorporated herein by reference.

Description of the Company’s Securities

The section of the Prospectus entitled “Description of Securities” beginning on page 182 is incorporated herein by reference. The description of the Preferred Stock set forth in Item 1.01 of this Current Report is incorporated herein reference.

The Company has authorized 210,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 1,500,000 shares are designated as Series A Preferred Stock. As of the Closing Date, there were 28,751,331 shares of the Company’s common stock issued and outstanding, warrants to purchase 10,300,000 shares of the Company’s common stock outstanding and 1,500,000 shares of Series A Preferred Stock issued and outstanding.

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Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in “Part II, Item 14. Indemnification of Directors and Officers” of FinTech’s Registration Statement on Form S-1 (File No. 333-200925) initially filed with the SEC on December 12, 2014, as amended, which is incorporated herein by reference.

Financial Statements and Supplementary Data

The financial statements of FTS Holding Corporation included in the Prospectus beginning on page F-28 are incorporated herein by reference. The section of the Prospectus entitled “Selected Quarterly Financial Data (unaudited)” beginning on page 161 is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under “—Financial Statements and Supplementary Data” and “Item 9.01. Financial Statements and Exhibits” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

Reference is made to disclosure set forth under Items 2.01 and 9.01 of this Current Report on Form 8-K concerning financial information of CardConnect, which is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

On the Closing Date, the Company filed a Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The material terms of the Restated Certificate and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Prospectus under the sections entitled “Proposal No. 2—Authorization to Increase the Company’s Authorized Capital” beginning on page 101, “Proposal No. 3—Declassification of the Board of Directors” beginning on page 105, and “Proposal No. 4—Approval of Additional Amendments to Our Charter In Connection with the Merger” beginning on page 107, which are incorporated by reference herein.

On the Closing Date, the Company amended its bylaws (the “Amended and Restated Bylaws”) to change the name of the Company from FinTech Acquisition Corp. to CardConnect Corp.

Copies of the Restated Certificate and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Form 8-K and are incorporated herein by reference.

Effective as of the Closing Date, the Company changed its fiscal year from a fiscal year ending October 31st to a fiscal year ending December 31st. The Company intends to file an amendment to this Form 8-K to provide financial information for FTS Holding Corporation for the quarter ended June 30, 2016 and will file a Form 10-Q for the combined company for the quarter ended September 30, 2016.

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Item 5.01. Changes in Control of the Registrant.

The disclosure set forth under “Introductory Note,” “Item 1.01. Entry into a Material Definitive Agreement” and “Item 2.01. Completion of Acquisition or Disposition of Assets” above is incorporated in this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Information with respect to the departure of certain of the Company’s directors in connection with and upon consummation of the Merger, and information with respect to the Company’s directors and executive officers immediately after and in connection with the consummation of the Merger, is set forth in the Prospectus in the sections entitled “Management Following the Merger – Information about Directors Expected to be Appointed to the Board Upon Closing of the Merger” “—Executive Officers and Board of Directors” beginning on page 173, and “—Committees of the Board of Directors” beginning on page 175, which are incorporated herein by reference.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement—Employment Agreements” of this Current Report on Form 8-K is incorporated herein by reference.

Director Restricted Stock Grants

On the Closing Date, each of the Company’s non-employee and non-affiliate directors received a grant of $70,000 of restricted common stock under the Plan. Based on the $10.61 fair market value of the Company’s common stock on the grant date, each such director received a grant of 6,597 shares of restricted common stock. The grants vest on the earlier of the one year anniversary of the grant date or the date of the first annual meeting of the Company’s stockholders following the grant date. A copy of the form of director stock award agreement under the Plan is filed herewith as Exhibit 10.13(b) and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference thereto.

Named Executive Officer Option Grants

On the Closing Date, each of the Company’s named executive officers received the option grants set forth in the following table

Director	Options Granted
Jeffrey Shanahan	1,108,602
Charles Bernicker	512,530
Patrick Shanahan	410,024

A copy of the form of stock option award agreement for awards to the named executive officers under the Plan is filed herewith as Exhibit 10.13(d) and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

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Item 5.08 Shareholder Director Nominations

Stockholder proposals, including director nominations, for the Company’s 2017 annual meeting must be received at the Company’s principal executive offices by not earlier than the opening of business on the 120th day before the 2017 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2017 annual meeting or (y) the close of business on the 10th day following the first day on which the Company publicly announces the date of the 2017 annual meeting, and must otherwise comply with applicable SEC rules and the advance notice provisions of the Company’s bylaws, to be considered for inclusion in the Company’s proxy materials relating to its 2017 annual meeting.

Stockholders may contact the Company’s Secretary at the Company’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Item 9.01 Financial Statements and Exhibits.

(a) The financial statements of FTS Holding Corporation included in the Prospectus beginning on page F-28 are incorporated herein by reference.

(d) Exhibits

The exhibits filed as part of this Current Report on Form 8-K are listed in the index to exhibits immediately following the signature page to this Current Report on Form 8-K, which index to exhibits is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDCONNECT CORP.

Dated: August 4, 2016	By:	/s/ Jeffrey Shanahan
	Name:	Jeffrey Shanahan
	Title:	Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description

2.1(a)	Agreement and Plan of Merger, dated March 7, 2016, between the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request). (1)

2.1(b)	Amendment No. 1, dated June 24, 2016, to Agreement and Plan of Merger, dated March 7, 2016, among the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request). (1)

3.1	Second Amended and Restated Certificate of Incorporation

3.2	Second Amended and Restated Bylaws.

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock.

4.2	Specimen Common Stock Certificate.

4.3	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4	Warrant Agreement, dated February 12, 2015, between Continental Stock Transfer & Trust Company and the Company.(1)

4.5	Shareholder Agreement, dated July 29, 2016, between the Company and the stockholders of the Company signatory thereto

10.1	Letter Agreement, dated February 12, 2015, by and between the Company and Cantor Fitzgerald & Co.(1)

10.2	Letter Agreement, dated February 12, 2015, by and among the Company and certain security holders, officers and directors of the Company.(1)

10.3	Registration Rights Agreement, dated February 12, 2015, between the Company and certain security holders.(1)

10.4	Form of Indemnity Agreement.(1)

10.5	Letter Agreement by and among the Company, certain stockholders of the Company and stockholders of CardConnect

10.6	Registration Rights Agreement by and among the Company and certain stockholders of CardConnect

10.7	Amended and Restated Employment Agreement with Jeffrey Shanahan

10.8	Amended and Restated Employment Agreement with Charles Bernicker

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10.9	Amended and Restated Employment Agreement with Patrick Shanahan

10.10	Amended and Restated Employment Agreement with Robert Nathan

10.11	Employment Agreement with Angelo Grecco

10.12	Amended and Restated Employment Agreement with Abraham Marciano

10.13(a)	CardConnect Corp. 2016 Omnibus Equity Incentive Plan

10.13(b)	Form of Director Stock Grant under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan

10.13(c)	Form of Option Grant (ISO) under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan

10.13(d)	Form of Option Grant (ISO – Named Executive Officer) under the CardConnect Corp. 2016 Omnibus Equity Incentive Plan

10.14	Securities Purchase Agreement, dated June 23, 2016, between the Company and Falcon Strategic Partners V, LP(1)

10.15	Credit Agreement, dated as of July 29, 2016, with Bank of America, N.A. as syndication agent and BMO Harris Bank N.A. as Administrative Agent

10.16	Second Lien Credit Agreement, dated July 29, 2016, with Babson Capital Finance LLC as Administrative Agent

14.1	Code of Business Conduct and Ethics.(1)

21.1	Subsidiaries of the Registrant

99.1	Unaudited pro forma condensed combined financial information

(1)	Filed with the Company’s Registration Statement on Form S-4 (File No. 333-211139), initially filed on May 5, 2016, as amended.

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